EXHIBIT 32.1

                   CERTIFICATION PURSUANT TO 18 U.S.C. 1350
                            AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report on Form 10-QSB for the Quarter ended March 31, 2006 (the "Report") of Thomasville Bancshares, Inc. (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof, the undersigned officer of the Registrant hereby certifies, to the best of his knowledge, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as ameneded; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:  May 12, 2006
                                      By:  /s/Stephen H. Cheney
                                           ------------------------------
                                           Stephen H. Cheney
                                           President and Chief Executive Officer
                                           (principal executive, financial and
                                           accounting officer)